UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
(AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 9, 2012

Important Reminder

Dear Shareholder:

You should have already received under separate cover a notice of Exelon’s 2012 annual meeting of shareholders to be held in Chicago, Illinois on Monday, April 2, 2012. This notice includes instructions on how to view the annual report and proxy materials on the internet at www.proxyvote.com and how to cast your vote online. If you requested a printed copy of the annual report and proxy statement last year, you will again receive a printed copy this year.

If you receive the notice and would rather have a printed copy of the annual report and proxy statement, you may call 1-800-579-1639 and follow the automated prompts. You will need the control number that is printed on the notice; after following the prompts, please be sure to wait until the automated system has confirmed your instructions.

Your vote is important to us

If you haven’t voted already, please make time to review the annual report and proxy statement and cast your vote before April 1, 2012.

Thank you for your continued support of Exelon Corporation.

Bruce G. Wilson

Senior Vice President, Deputy General Counsel

and Corporate Secretary